      As filed with the Securities and Exchange Commission on June 22, 2005
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                           SMITHWAY MOTOR XPRESS CORP.
             (Exact name of Registrant as specified in its charter)

                  NEVADA                                      42-1433844
     (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                     Identification No.)

            2031 QUAIL AVENUE                                   50501
             FORT DODGE, IOWA                                 (Zip Code)
 (Address of principal executive offices)

               SMITHWAY MOTOR XPRESS CORP. 2005 OMNIBUS STOCK PLAN
 OUTSIDE DIRECTOR STOCK OPTION AGREEMENT, DATED JULY 27, 2000, BETWEEN SMITHWAY
                 MOTOR XPRESS CORP. AND TERRY G. CHRISTENBERRY
 OUTSIDE DIRECTOR STOCK OPTION AGREEMENT, DATED JULY 27, 2000, BETWEEN SMITHWAY
                     MOTOR XPRESS CORP. AND HERBERT D. IHLE
 OUTSIDE DIRECTOR STOCK OPTION AGREEMENT, DATED JULY 27, 2000, BETWEEN SMITHWAY
                     MOTOR XPRESS CORP. AND ROBERT E. RICH
                            (Full title of the plan)

                               DOUGLAS C. SANDVIG
          Senior Vice President, Chief Financial Officer and Treasurer
                           Smithway Motor Xpress Corp.
                                2031 Quail Avenue
                             Fort Dodge, Iowa 50501
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (515) 576-7418

                             ----------------------

                                   Copies to:

                                 BRUCE M. ENGLER
                                 W. MORGAN BURNS
                               Faegre & Benson LLP
                             2200 Wells Fargo Center
                             90 South Seventh Street
                        Minneapolis, Minnesota 55402-3901
                                 (612) 766-7000

                         CALCULATION OF REGISTRATION FEE

                                                                              Proposed      Proposed
                                                                               Maximum       Maximum
                                                                Amount        Offering      Aggregate      Amount of
           Title of Each Class of Securities to                 To Be         Price Per     Offering     Registration
                       Be registered                        Registered (1)    Share (2)     Price (2)         Fee
-------------------------------------------------------     --------------    ---------     ----------   ------------
COMMON STOCK, $.01 PAR VALUE, ISSUABLE PURSUANT TO:
SMITHWAY MOTOR XPRESS CORP. 2005 OMNIBUS STOCK PLAN
   Issuable Upon Exercise of Outstanding Options                 12,000       $ 5.50 (3)    $   66,000   $       8.00
   Reserved for Future Grants                                   488,000       $ 5.51 (4)    $2,688,880   $     317.00
OUTSIDE DIRECTOR STOCK OPTION AGREEMENT, DATED JULY 27,
2000, BETWEEN THE REGISTRANT AND TERRY G. CHRISTENBERRY           4,000       $ 2.60        $   10,400   $       2.00

OUTSIDE DIRECTOR STOCK OPTION AGREEMENT, DATED JULY 27,
2000, BETWEEN THE REGISTRANT AND HERBERT D. IHLE                  4,000       $ 2.60        $   10,400   $       2.00
                                                                -------       ------        ----------   ------------
OUTSIDE DIRECTOR STOCK OPTION AGREEMENT, DATED JULY 27,
2000, BETWEEN THE REGISTRANT AND ROBERT E. RICH                   4,000       $ 2.60        $   10,400   $       2.00
                                                                =======       ======        ==========   ============

(1) This Registration Statement will also cover any additional shares of Common Stock that become issuable under the Smithway Motor Xpress Corp. 2005 Omnibus Stock Plan or the Outside Director Stock Option Agreements, dated July 27, 2000, between the Registrant and each of Terry G. Christenberry, Herbert D. Ihle and Robert E. Rich by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)   Estimated solely for the purpose of determining the registration fee.

(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933, based on the weighted average per share exercise price of outstanding options granted under the plan.

(4) Computed in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933. This computation is based on the average of the high and low prices as reported on the Nasdaq National Market on June 15, 2005.

================================================================================

                           SMITHWAY MOTOR XPRESS CORP.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents of the Registrant filed with the Commission pursuant to the Securities Exchange Act of 1934 are, as of their respective dates, incorporated herein by reference and made a part hereof:

                  (1) The Annual Report on Form 10-K of the Registrant for the
            fiscal year ended December 31, 2004 (which incorporates by reference certain portions of the Registrant's definitive proxy statement for its 2005 annual meeting of stockholders) filed pursuant to Section 15(d) of the Securities Exchange Act of 1934;

                  (2) All other reports filed pursuant to Section 13(a) or 15(d)
            of the Securities Exchange Act of 1934 since the filing of the annual report referred to in (1) above; and

                  (3) The description of the Registrant's Class A Common Stock that is contained in the Registration Statement on Form 8-A filed June 7, 1996 (File No. 000-20793) under the Securities Exchange Act of 1934 (which incorporates by reference the information under the heading "Description of Capital Stock" in the Registrant's prospectus dated June 27, 1996 included in the Registrant's Registration Statement on Form S-1 (Registration No. 33-90356)) and all amendments and reports filed for the purpose of updating this description.

      All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the shares of Common Stock offered have been sold or that deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of these documents.

      Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

      The Registrant also maintains a director and officer insurance policy to cover the Registrant, its directors and its officers against certain liabilities.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Subsection 1 of Section 78.7502 of the Nevada General Corporation Law (the "Nevada Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person is not liable pursuant to Section 78.138 of the Nevada Law or if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 78.128 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in the person's capacity as a director or officer unless it is proven that (i) the person's act or failure to act constituted a breach of the person's fiduciary duties as a director or officer, and (ii) the person's breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

      Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      Section 78.7502 of the Nevada Law further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2), or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith. Section 78.751 of the Nevada Law provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against the person or incurred by the person in any such capacity or arising out of the person's status as such whether or not the corporation would have the power to indemnify the person against such liabilities under Section 78.7502.

      Article VII of the Registrant's Articles of Incorporation and Article X of the Registrant's bylaws provides for indemnification of its officers and directors to the fullest extent permitted under Nevada Law. The bylaws provide that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil or criminal, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon delivery, if required by Nevada law, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the corporation.

      Article VI of the Registrant's Articles of Incorporation eliminates, to the fullest extent permitted by law, the liability of directors and officers for monetary or other damages for breach of fiduciary duties to the Registrant and its stockholders as a director or officer.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
      3.1               Articles of Incorporation (1)

      3.2               Amended and Restated Bylaws (as in effect on March 5,
                        2004) (2)

      5                 Opinion of Faegre & Benson LLP, counsel for the
                        Registrant

      10.1              Smithway Motor Xpress Corp. 2005 Omnibus Stock Plan (3)

      10.2              Form of Incentive Stock Option Agreement under Smithway
                        Motor Xpress Corp. 2005 Omnibus Stock Plan

      10.3 Form of Non-Statutory Stock Option Agreement (Employee) under Smithway Motor Xpress Corp. 2005 Omnibus Stock
                        Plan

      10.4 Form of Non-Statutory Stock Option Agreement (Director) under Smithway Motor Xpress Corp. 2005 Omnibus Stock
                        Plan

      10.5              Form of Outside Director Stock Option Agreement, dated
                        July 27, 2000, between Smithway Motor Xpress Corp. and each of Terry G. Christenberry, Herbert D. Ihle and
                        Robert E. Rich (4)

      23.1 Consent of Faegre & Benson LLP (included in Exhibit 5 to this Registration Statement)

      23.2 Consent of KPMG LLP, independent registered public accounting firm

      24                Powers of Attorney

-----------
(1) Incorporated by reference to the same numbered exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 33-90356), effective June 27, 1996.

(2) Incorporated by reference to the same numbered exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 000-20793), filed with the Commission on March 30, 2004.

(3) Incorporated by reference to Annex A to the Registrant's definitive proxy statement for its 2005 annual meeting of shareholders (File No. 000-20793), filed with the Commission on April 15, 2005.

(4) Incorporated by reference to Exhibit 10.18 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 (File No. 000-20793), filed with the Commission on November 6, 2000.

ITEM 9. UNDERTAKINGS.

A.    The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section
            10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                                     III-3

                        (iii) To include any material information with respect
            to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Dodge, State of Iowa on the 22nd day of June, 2005.

                                       SMITHWAY MOTOR XPRESS CORP.

                                       By /s/ Douglas C. Sandvig
                                          --------------------------------------
                                          Douglas C. Sandvig
                                          Senior Vice President,
                                          Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on June 22, 2005 by the following persons in the capacities indicated:

              NAME                              TITLE
              ----                              -----
                                  Chairman of the Board,
/s/ G. Larry Owens                Chief Executive Officer, President and
------------------------------    Director (Principal Executive Officer)
G. Larry Owens

                                  Senior Vice President,
/s/ Douglas C. Sandvig            Chief Financial Officer and Treasurer
------------------------------    (Principal Financial and Accounting Officer)
Douglas C. Sandvig

/s/ *                             Director
------------------------------
Terry G. Christenberry

/s/ *                             Director
------------------------------
Labh S. Hira

/s/ *                             Director
------------------------------
Herbert D. Ihle

/s/ *                             Director
------------------------------
Marlys L. Smith

* G. Larry Owens, by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors of the Registrant pursuant to powers of attorney duly executed by these persons.

                                                     /s/ G. Larry Owens
                                                     ---------------------------
                                                     Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT NO.                      DESCRIPTION                                            DESCRIPTION
-----------                      -----------                                            -----------
    3.1         Articles of Incorporation                                        Incorporated by reference

    3.2         Amended and Restated Bylaws (as in effect on March 5, 2004)      Incorporated by reference

     5          Opinion of Faegre & Benson LLP, counsel for the Registrant             Filed herewith

    10.1        Smithway Motor Xpress Corp. 2005 Omnibus Stock Plan              Incorporated by reference

    10.2        Form of Incentive Stock Option Agreement under Smithway                Filed herewith
                Motor Xpress Corp. 2005 Omnibus Stock Plan

    10.3        Form of Non-Statutory Stock Option Agreement (Employee)                Filed herewith
                under Smithway Motor Xpress Corp. 2005 Omnibus Stock Plan

    10.4        Form of Non-Statutory Stock Option Agreement (Director)                Filed herewith
                under Smithway Motor Xpress Corp. 2005 Omnibus Stock Plan

    10.5        Form of Outside Director Stock Option Agreement, dated July      Incorporated by reference
                27, 2000, between Smithway Motor Xpress Corp. and each of
                Terry G. Christenberry, Herbert D. Ihle and Robert E. Rich

    23.1        Consent of Faegre & Benson LLP (included in Exhibit 5 to       Included in Exhibit 5 to this
                this Registration Statement)                                       Registration Statement

    23.2        Consent of KPMG LLP, independent registered public                     Filed herewith
                accounting firm

     24         Powers of Attorney                                                     Filed herewith
